UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Carolina Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	57-1039673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

288 Meeting Street, Charleston, South Carolina	29401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 000-19029

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, $0.01 par value per share, of Carolina Financial Corporation to be registered hereunder is set forth in the section entitled “Description of Registrant’s Securities to be Registered” included in Carolina Financial Corporation’s Registration Statement on Form 10 (File No. 000-19029), which was originally filed with the Securities and Exchange Commission on February 26, 2014, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus that includes such description that is subsequently filed by Carolina Financial Corporation as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Carolina Financial Corporation are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAROLINA FINANCIAL CORPORATION

Date: June 27, 2014	By:	/s/ Jerold L. Rexroad
Jerold L. Rexroad
President and Chief Executive Officer